IDX Funds 485BPOS

Exhibit 99(l)

IDX Funds	After you have completed and signed this application, please mail to:

Mutual Fund Account Application Please make all checks payable to IDX Funds.	IDX Funds c/o M3Sixty Administration, LLC 4300 Shawnee Mission Parkway Suite 100 Fairway, KS 66205

If you have any questions or need assistance completing this application, please contact Shareholder Services at 1-833-549-2885 Monday through Friday, 9:00 a.m. to 4:00 p.m. EST.

In accordance with federal law, the Funds are required to obtain the name, residential or business address, Social Security or tax identification number, and date of birth for each registered owner in order to verify their identities. For certain entities such as trusts, estates, corporations, partnerships, or other organizations, additional documentation may be required (see the following terms and conditions or call the IDX Funds at 1-833-549-2885). The funds are unable to accept new accounts if any required information is not provided. If the funds are unable to verify your identity, your account will be closed at the then-current NAV, which may be more or less than your original investment, and the proceeds will be sent to you, net of any applicable sales charges.

Section 1 Select your account type

Please complete only one registration type subsection below (1A, 1B, 1C or 1D). All information within that subsection is required. If you need additional space, please use Section 8.

Section 1A (if more than one account owner is indicated and no boxes have been checked off below, your account will default to joint tenants with rights of survivorship)

☐ Individual	☐ Tenants by entirety
☐ Joint tenants with rights of survivorship	☐ Community property
☐ Tenants in common	☐ Community property with rights of survivorship

Name of account owner

First	MI	Last	Suffix	Social Security number	Date of birth (mm/dd/yyyy)

Name of joint account owner

First	MI	Last	Suffix	Social Security number	Date of birth (mm/dd/yyyy)

Section 1B (additional documentation may be required, see Section 7)

State
Custodial/Fiduciary account: ☐ Guardian ☐ Conservator ☐ UTMA/UGMA: Donor state Required

Name of custodian or fiduciary

First	MI	Last	Suffix	Social Security number	Date of birth (mm/dd/yyyy)

Name of minor or beneficial owner

First	MI	Last	Suffix	Social Security number	Date of birth (mm/dd/yyyy)

Successor UTMA/UGMA custodian designation

First	MI	Last	Suffix

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Section 1 Select your registration type (continued)

Section 1C (additional documentation may be required, see Section 7 and 10)

For verification purposes, if you are signing this application on behalf of a club, please provide your name, Social Security number, and date of birth below, and also provide your address in Section 2.

☐   Trust      ☐     Estate      ☐     Partnership      ☐     C Corporation      ☐ S Corporation      ☐ Foundation/Non-profit organization

Name of trust, corporation, partnership, or other entity	Tax identification number	Date of trust

Name of trustee or authorized signer

First	MI	Last	Suffix	Social Security number	Date of birth (mm/dd/yyyy)

Name of co-trustee or co-authorized signer

First	MI	Last	Suffix	Social Security number	Date of birth (mm/dd/yyyy)

For the benefit of (if applicable)

First	MI	Last	Suffix

Section 1D (additional documentation may be required, see Section 10)

Please specify tax year:

☐ Traditional IRA          ☐ IRA Rollover          ☐ Roth IRA          ☐ SEP (Simplified Employee Pension Plan)

For persons opening a SEP account, please indicate whether you are the ☐ employer or ☐ employee.

Name of owner	Social Security number	Date of birth (mm/dd/yyyy)

Beneficiary (Primary)

First	MI	Last	Suffix	Social Security number	Date of birth (mm/dd/yyyy)

Beneficiary (Secondary)

First	MI	Last	Suffix	Social Security number	Date of birth (mm/dd/yyyy)

IRA Rollovers required completion of an IRA Rollover Form, which is available by calling 1-833-549-2885.

If you are married and a resident of a community property or marital property state, you need your spouse’s consent to designate a beneficiary other than your spouse. It is your responsibility to determine if spousal consent requirements apply to your beneficiary selection.

I am the spouse of the Depositor identified above. I consent to my spouse’s Beneficiary Designation.

Signature of Spouse	Date

Please call 1-833-549-2885 for a copy of the Disclosure Statement and Custodial Account Agreement. You agree you have read and understand the Disclosure Statement and Custodial Account Agreement. You adopt the IDX Funds Custodial Account Agreement, as it may be revised from time to time, and appoint the Custodian or its agent to perform those functions and appropriate administrative services specified.

If you are opening a Traditional IRA with a distribution from an employer-sponsored retirement plan, I elect to treat the distribution as a partial or total distribution and certify that the distribution qualifies as a rollover contribution. I understand that the fees relating to my account may be collected by redeeming sufficient shares. The custodian may change the fee schedule at any time. Please call 1-833-549-2885 for a copy of the IRA Transfer Form.

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Section 2 Provide your address and contact information

Mailing address (required)

City	State	ZIP code

Residential or business address (required if mailing address is a P.O. Box or c/o address)

City	State	ZIP code

Contact phone number

E-mail address

Note: Providing an e-mail address and/or phone number above will replace the current contact information on file (if applicable). No changes will be made for fields that are left blank.

Joint, minor or beneficial owner residential address (Required if different than mailing/residential address. No P.O. Box or c/o addresses)

City	State	ZIP code

Section 3 Provide information about your financial advisor

Dealer number	Branch office number	Financial advisor number	CRD number

Financial advisor name(s) exactly as it appears on firm’s registration

Financial advisor’s firm	Financial advisor’s contact phone number

Branch office street address

City	State	ZIP code

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Section 4 Investment instructions

Please indicate how you wish to fund your account. Select all that apply.

☐ A check is enclosed / ☐ A check is en route (make checks payable to [Entity Name])

☐ A check is not enclosed

☐ Draft a one-time debit from my checking or savings account for:

(indicate investment elections in Section 5 and bank account information in Section 6)

Note: The one-time debit will be initiated on the date the account is established.

☐ Draft systematic investments from my checking or savings account (Complete Section 6)

Section 5 Select your funds

Select your investment. You must enter the fund name for the corresponding share class you wish to establish.

Indicate the amount of your initial investment in each fund. Please make checks payable to IDX Funds. If you are moving assets held in IDX Funds to a new account, you must select the same share class as the originating account.

Share Class	Fund name		Dollar amount		Percentage
I	IDX Risk-Managed Bitcoin Strategy Fund Institutional	$		or		%
		$		or		%
		$		or		%
		$		or		%

100%

Section 6 Select your account features (optional)

Section 6A — Bank account information (You must provide a voided check or deposit slip;
please do not staple)

Note: Starter checks, certified checks, brokerage checks, and check writing checks will not be accepted.

Please provide your bank information to allow subsequent purchases to be sent from your bank account. If the IDX Funds account owner’s name is listed in the bank account registration, you will then be eligible for ACH on-demand purchasing via phone or web.

Attach a preprinted or web-generated voided check/deposit slip or a signed letter from the bank on bank letterhead below. Each of these documents must include: bank name, name(s) as registered on the bank account, routing number and account number.

Check the bank account you would like to use:      ☐ Checking account      ☐ Savings account

☐ Please use my enclosed investment check to establish bank account options on my account in lieu of other acceptable documents named above.

ABA routing number of financial institution	Bank account number

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Section 6 Select your account features (continued)

Section 6B — Systematic investment plan

Complete this section to establish a new systematic investment plan using the bank account information provided in Section 6A. Please indicate the fund number, fund name, dollar amount, frequency and date for your investments below. Investments will be made into the same share class selected in Section 5 unless otherwise indicated. IDX requests the draft from your bank account on the business day prior to the investment date. If no date is selected, IDX will default to the 15th. If the investment date falls on a weekend or a holiday, the investment will be made the next business day. If the investment date falls on a date that does not occur within a particular month (29th-31st), the investment will be made the prior day, unless this day falls on a weekend or holiday then the investment will be made the next business day.

Step 1: Investment allocation

Fund name	Dollar amount

Step 2: Option frequency

Choose a frequency below. Default is once per month if no option is selected: Frequency:

☐ Invest every month   or   ☐ Invest in the month(s) chosen below:

☐ Jan	☐ Feb	☐ Mar	☐ Apr	☐ May	☐ June	☐ July	☐ Aug	☐ Sept	☐ Oct	☐ Nov	☐ Dec

Indicate draft date(s) below:	Investment date:	Additional investment date: (use if you wish to invest multiple times within a month)
	(MM/DD)	(DD)

Section 6C — Dividends and capital gains

Complete this section to select your dividend and capital gains option. If no option is selected, default is to reinvest all dividends and capital gains.

☐ Reinvest dividends and capital gains ☐ Reinvest dividends and capital gains in another IDX Fund of the same share class (specify below)	☐ Reinvest dividends; pay capital gains by check to my mailing address ☐ Pay dividends by check to my mailing address; reinvest capital gains	☐ Pay dividends and capital gains by check to my mailing address

From: fund name or fund number/account number	To: fund name or fund number/account number

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Section 7 Authorization to open your account

☐ I do not authorize telephone redemptions. Accept only written instructions signed by me.

Unless I have checked the box above, M3Sixty Administration (“M3Sixty) is authorized to act upon redemption instructions up to$100,000 received by telephone from me or any other person claiming to act as my representative who can provide M3Sixty with my account registration and address as it appears on M3Sixty’s records. For eligible redemptions without a medallion guarantee, the address on record must be maintained at M3Sixty for a minimum of 30 days. M3Sixty will not be liable for unauthorized transactions if it employs reasonable procedures to confirm that instructions received by telephone are genuine. I agree to indemnify and hold harmless M3Sixty Administration, LLC and any IDX funds that may be involved in transactions authorized by telephone against any claim or loss in connection with any telephone transaction effected on my account.

☐ I do not authorize the mailing of only one shareholder report, one prospectus, or one set of proxy materials if there are multiple accounts in a IDX fund at my address. Send a separate copy for every account.

Unless I have checked the box above, M3Sixty is authorized to send only one shareholder report, one prospectus, or one set of proxy materials for all accounts in any IDX fund at my address. For bank account information (Section 6A), M3Sixty does not assess a fee for federal bank wire and/or ACH transactions on your account(s). Some banks/ credit unions may not offer ACH transactions or may charge a fee to conduct such transactions. Please check with your financial institution for information regarding eligibility, fees and applicable routing number(s) for federal bank wire and/or ACH transactions.

I have authority and legal capacity and am of legal age in my state of residence. I have received, read, and agree to the current prospectus of the fund(s) which I am purchasing, including each fund’s investment objective and risks. I have determined that each fund is a suitable investment based upon my investment needs and financial situation. I agree to be bound to the terms and conditions of this application and each fund’s prospectus. I agree that IDX Funds, M3Sixty Administration, LLC and Matrix 360 Distributors, LLC, will not be liable for any loss, liability, cost or expense for acting upon such instructions regarding the establishment and maintenance of my account.

By signing below, I/we certify under penalties of perjury that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me);
2.	I am not subject to backup withholding because
a.	I am exempt from backup withholding or
b.	I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends (cross out (b) if you have been notified by the IRS that you are currently subject to backup withholding), or
c.	the IRS has notified me that I am no longer subject to backup withholding; and
3.	I am a U.S. citizen or other U.S. person. For federal tax purposes, you are considered a U.S. person if you are:
a.	An individual who is a U. S. citizen or a U.S. resident alien
b.	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States
c.	An estate (other than a foreign estate), or
d.	A domestic trust (as defined in Treasury Regulation 301.7701-7)
4.	I am exempt from FATCA reporting

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

If I have completed the bank account information in Section 6A, I authorize my bank/credit union to accept debit/credit entries initiated by M3Sixty Administration, LLC to my account and to debit/credit, as requested, the same to my account, without responsibility for correctness thereof or for the existence of any further authorization relating thereto. I authorize M3Sixty to make a follow-up attempt in retrieving any monies that are denied due to insufficient funds (i.e., systematic purchase bounce). I agree to indemnify and hold harmless my/our bank/credit union, the IDX Funds, and M3Sixty Administration LLC for any loss, liability, or expense incurred from acting on these instructions. I also agree to waive any right under the NACHA Rules to rescind any instruction for ACH transactions that have already occurred at the time of the attempt to rescind. This waiver of the rescission right applies to both ACH investments in and ACH redemptions from the IDX Funds. This authorization may be terminated by me at any time by written notification to M3Sixty Administration, with reasonable time given to implement my/our request.

Signature of Owner/Custodian/Trustee/Authorized Signer	Date (mm/dd/yyyy)

Print name of signature above

Signature of Joint Owner/Co-Trustee/Co-Authorized Signer	Date (mm/dd/yyyy)

Print name of signature above

Escheatment laws adopted by various states require that personal property which is deemed to be abandoned or ownerless, including mutual fund shares and bank deposits, be transferred to the state. Under such laws, ownership of your Fund shares may be transferred to the appropriate state if no activity occurs in your account within the time period specified by applicable state law. The Fund retains a search service to track down missing shareholders and will escheat an account only after several attempts to locate the shareholder have failed. To avoid this from happening to your account, please keep track of your account and promptly inform the fund of any change in your address.

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Section 7 Authorization to open your account (continued)

Signature of bank account owner

If the checking or savings account indicated in Section 6A is not that of the IDX Fund account owner, an individual whose name appears on the bank account must sign below (only one bank account owner must sign). By signing below the bank account owner authorizes purchases to be made from the bank account.

Signature of bank account owner (if different from IDX Fund account owner, only one bank account owner must sign)	Date (mm/dd/yyyy)

Print name of signature above

Additional documentation for trusts, estates, and other entities

Trusts -- Provide an excerpt of the trust, including the first page, all signed pages, and the designation of trustees, certified within 120 days.

Estates -- Provide a copy of the appointment of the executor, administrator, or personal representative, certified by the clerk of the issuing court within 120 days Conservatorships/Guardianships Provide a copy of the Letter of Appointment of guardian or conservator which lists the powers of the appointed party as well as any and all restrictions, certified by the clerk of the issuing court within 120 days.

Section 8 Additional account owners

Corporations, partnerships, non-profit organizations and foundations (provide one of the following)

•	A certificate of good standing issued by the state in which the entity is incorporated or organized
•	Articles of incorporation or organization certified by the appropriate state agency
•	A copy of IRS Employee Identification Number (EIN) assignment letter and one of the following: corporate resolution or equivalent, copy of by-laws, partnership agreement, or other organizing document

Please complete this section if you need additional space as stated in Section 1. All information is required for each joint account owner, co-trustee, or co-authorized signer.

Name of joint account owner/co-trustee/co-authorized signer

First	MI	Last	Suffix	Social Security number	Date of birth (mm/dd/yyyy)

Residential address (Required if different than mailing/residential address in Section 2. No P.O. Box or c/o addresses)

City	State	ZIP code

Name of joint account owner/co-trustee/co-authorized signer

First	MI	Last	Suffix	Social Security number	Date of birth (mm/dd/yyyy)

Residential address (Required if different than mailing/residential address in Section 2. No P.O. Box or c/o addresses)

City	State	ZIP code

Section 9 Additional account owner authorization

My/Our signature(s) below indicates that I/we have read the fund prospectus(es) and agree to the terms therein and herein, and agree to receive a copy of IDX Funds’ privacy notice with the confirmation of my/our investment.

Signature of Joint Owner/Co-Trustee/Co-Authorized Signer	Date (mm/dd/yyyy)

Print name of signature above

Signature of Joint Owner/Co-Trustee/Co-Authorized Signer	Date (mm/dd/yyyy)

Print name of signature above

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Section 10 Certification regarding beneficial owners of legal entity customers

I.	GENERAL INSTRUCTIONS

Why is this required?

To help the government fight financial crime, Federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. Legal entities can be abused to disguise involvement in terrorist financing, money laundering, tax evasion, corruption, fraud, and other financial crimes. Requiring the disclosure of key individuals who own or control a legal entity (i.e., the beneficial owners) helps law enforcement investigate and prosecute these crimes.

Who has to complete this form?

This form must be completed by the person opening a new account on behalf of a legal entity with any of the following U.S. financial institutions: (i) a bank or credit union; (ii) a broker or dealer in securities; (iii) a mutual fund; (iv) a futures commission merchant; or (v) an introducing broker in commodities.

For the purposes of this form, a legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in the United States or a foreign country. Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

What information do I have to provide?

This form requires you to provide the name, address, date of birth and Social Security number (or passport number or other similar information, in the case of Non-U.S. Persons) for the following individuals (i.e., the beneficial owners):

(i)         Each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity customer (e.g., each natural person that owns 25 percent or more of the shares of a corporation); and

(ii)       An individual with significant responsibility for managing the legal entity customer (e.g., a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer).

The number of individuals that satisfy this definition of “beneficial owner” may vary. Under section (i), depending on the factual circumstances, up to four individuals (but as few as zero) may need to be identified. Regardless of the number of individuals identified under section (i), you must provide the identifying information of one individual under section (ii). It is possible that in some circumstances the same individual might be identified under both sections (e.g., the President of Acme, Inc. who also holds a 30% equity interest). Thus, a completed form will contain the identifying information of at least one individual (under section (ii)), and up to five individuals (i.e., one individual under section (ii) and four 25 percent equity holders under section (i)).

The financial institution may also ask to see a copy of a driver’s license or other identifying document for each beneficial owner listed on this form.

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II.	CERTIFICATION OF BENEFICIAL OWNER(S)

Persons opening an account on behalf of a legal entity must provide the following information:

a.     Name and Title of Natural Person Opening Account:

b.     Name, Type, and Address of Legal Entity for Which the Account is Being Opened:

c.     The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25 percent or more of the equity interests of the legal entity listed above:

(If no individual meets this definition, please write “Not Applicable.”)

d. The following	Name	Date of Birth	Address (Residential or Business Street Address)	For U.S. Persons: Social Security Number	For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number[1]

information for one individual with significant responsibility for managing the legal entity listed above, such as:

☐     An executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, Treasurer); or

☐     Any other individual who regularly performs similar functions.

(If appropriate, an individual listed under section (c) above may also be listed in this section (d)).

[1]	In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

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Name/Title	Date of Birth	Address (Residential or Business Street Address)	For U.S. Persons: Social Security Number	For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number[1]

I, _______________ (name of natural person opening account), hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Signature: _____________________________________________ Date: ________________

Legal Entity Identifier _________________________________ (Optional)

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